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                         MOLTEN METAL TECHNOLOGY, INC.               EXHIBIT 11
      COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME (LOSS) PER SHARE

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

                                                                  QUARTER ENDED MARCH 31,
                                                            --------------------------------
                                                                 1997               1996
                                                                 ----               ----


PRIMARY NET INCOME (LOSS) PER SHARE:
 Net income (loss)                                          $(23,473,328)        $   215,428
                                                            ============         ===========

Weighted average common shares outstanding                    23,556,029          22,859,947
Incremental shares from use of treasury stock method for
  stock options and warrants (i)                                    --             4,633,943
                                                            ============         ===========
    Common and common equivalent shares, where applicable     23,556,029          27,493,890
                                                            ============         ===========

    Net income (loss) per share                             $      (1.00)        $      0.01
                                                            ============         ===========


NET INCOME (LOSS) PER SHARE ASSUMING FULL DILUTION:
 Net income (loss)                                          $(23,473,328)            215,428
                                                            ============         ===========

Weighted average common shares outstanding                    23,556,029          22,859,947
Incremental shares from use of treasury stock method for
  stock options and warrants (i)                                    --             4,633,943
                                                            ============         ===========
    Common and common equivalent shares, where applicable     23,556,029          27,493,890
                                                            ============         ===========

    Net income (loss) per share                             $      (1.00)        $      0.01
                                                            ============         ===========
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(i)  For the quarter ended March 31, 1997, the incremental shares from the use of the treasury stock method for stock options and warrants have been excluded from the computation since their effect is anti-dilutive. For the quarter ended March 31, 1997, the effect of the assumed conversion of the convertible debt has been excluded from the computation since the effect is anti-dilutive.